Exhibit (h)(4)

               AMENDMENT TO THE SUB-TRANSFER AGENCY AND DIVIDEND
             DISBURSING AGENCY AGREEMENT BY AND AMONG WATERHOUSE
             NATIONAL BANK, NATIONAL INVESTOR SERVICES CORP., AND
                          WATERHOUSE SECURITIES, INC.

         Amendment made as of December 10, 1997 to the Sub-Transfer Agency and Dividend Disbursing Agency Agreement as of October 15, 1996 (the "Agreement") by and among WATERHOUSE NATIONAL BANK (the "Bank"), NATIONAL INVESTOR SERVICES CORP. ("NISC"), and WATERHOUSE SECURITIES, INC. ("Waterhouse Securities," and together with NISC, the "Sub-Agents").

                                  WITNESSETH:

WHEREAS, the Bank and the Sub-Agents desire to make an amendment to the Agreement;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. The definition of "Instruction" in Section 2(4) of the Agreement is hereby amended to read in its entirety as follows:

         "Instruction" means an instruction in writing given on behalf of the Fund to the Bank, and signed on behalf of the Fund by any two of the following: the President, any Vice President, the Secretary or the Treasurer of the Fund or other authorized person, and transmitted by the Bank to a Sub-Agent;

2. Section 9.(a) is hereby amended to read in its entirety as follows:

         This Agreement shall become effective as of the date first above written and shall thereafter continue from year to year. This Agreement may be terminated by the Fund, the Bank or the Sub-Agent (without penalty to the Fund, the Bank or the Sub-Agent) provided that the terminating party gives the other parties written notice of such termination at least sixty (60) days in advance, except that the Fund or the Bank may terminate this Agreement immediately upon written notice to the Sub-Agent if the authority or permission of the Sub-Agent to act as Sub-Transfer Agent and Sub-Dividend Disbursing Agent has been revoked or if any proceeding or other action that the Bank or the Fund reasonably believes will lead to such revocation has been commenced.

3. Except as specifically amended hereby, the Agreement remains in full force and effect.

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

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be signed by their respective duly authorized officers as of the day and year above written.

                                               WATERHOUSE NATIONAL BANK


                                               By:  /s/ Frank J. Petrilli
                                                    -------------------------


                                               WATERHOUSE SECURITIES, INC.


                                               By:  /s/ John Chapel
                                                    -------------------------


                                               NATIONAL INVESTOR SERVICES
                                               CORP.


                                               By:  /s/ Peter A. Wigger
                                                    -------------------------



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